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WORLDTALK COMMUNICATIONS CORPORATION                               EXHIBIT 10.1
Amendment to Loan and Security Agreement, dated
January 9, 1997, between Registrant and General Bank
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                                    AMENDMENT
                                       TO
                           LOAN AND SECURITY AGREEMENT

         This Amendment to Loan and Security Agreement is entered into as of January 9, 1997, by and between General Bank ("Bank") and Worldtalk Corporation ("Borrower").

RECITALS

         Borrower and Bank are parties to that certain Loan and Security Agreement dated as of October 25, 1995, as amended from time to time (the "Agreement"). Borrower and Bank desire to extend the term of the Agreement in accordance with the terms of this Amendment.

         NOW, THEREFORE, the parties agree as follows:

         1. The following terms defined in Section 1.1 are amended to read as follows:

              "Committed Line" means Two Million Dollars ($2,000,000).

              "Maturity Date" means January 31, 1998.

         2. The concentration limit in clause (i) of the term Eligible Accounts shall be twenty percent (20%) of Eligible Accounts.

         3. The first sentence of Section 2.3(a) is amended to read as follows:

              (a) Interest Rate. Except as set forth in Section 2.3(b), any Advances shall bear interest, on the average Daily Balance, at a rate equal to one half (0.5) percentage point above the Prime Rate.

         4.   Section 6.3 is amended to read as follows:

                   6.3 Financial Statements, Reports, Certificates. Borrower
                       shall deliver to Bank: (a) as soon as available, but in any event within thirty (30) days after the end of each fiscal quarter, a company prepared consolidated balance sheet and income statement covering Borrower's consolidated operations during such period, certified by a Responsible Officer; (b) as soon as available, but in any event within ninety (90) days after the end of Borrower's fiscal year, audited consolidated financial statements of Borrower prepared in accordance with GAAP, consistently applied, together with an unqualified opinion on such financial statements of an independent certified public accounting firm reasonably acceptable to Bank; (c) within five (5) days upon becoming available, copies of all statements, reports and notices sent or made available generally by Borrower to its security holders or to any holders of Subordinated Debt and all reports on Form 10-K and 10-Q filed with the Securities and Exchange Commission; (d) promptly upon receipt of notice thereof, a report of any legal actions pending or threatened against Borrower or any Subsidiary that could result in damages or costs to Borrower or any Subsidiary of One Hundred Thousand Dollars ($100,000) or more; and
                       (e) such budgets, sales projections,


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                       operating plans or other financial information as Bank
                       may reasonably request from time to time.

                   Within thirty (30) days after the last day of each month, Borrower shall deliver to Bank a Borrowing Base Certificate signed by a Responsible Officer in substantially the form of Exhibit C hereto, together with aged listings of accounts receivable and accounts payable.

                   Borrower shall deliver to Bank with the quarterly financial statements a Compliance Certificate signed by a Responsible Officer in substantially the form of Exhibit D hereto.

                   Bank shall have a right from time to time hereafter to audit Borrower's Accounts at Borrower's expense, provided that such audits will be conducted no more often than once every twelve
                   (12) months unless an Event of Default has occurred and is continuing.

     5. Sections 6.8, 6.9 and 6.10 are amended to read as follows, and Section 6.11 is deleted:

                   6.8 Quick Ratio. Borrower shall maintain, as of the last day of each fiscal quarter, a ratio of Quick Assets to Current Liabilities (excluding 80% of net deferred revenue) of at least 1.0 to 1.0.
                   6.9 Debt-Net Worth Ratio. Borrower shall maintain, as of the last day of each fiscal quarter, a ratio of Total Liabilities (excluding 80% of net deferred revenue) less Subordinated Debt to Tangible Net Worth plus Subordinated Debt of not more than 2.0 to 1.0.
                   6.10 Tangible Net Worth. Borrower shall maintain, as of the last day of each fiscal quarter, a Tangible Net Worth plus Subordinated Debt of not less than Ten Million Dollars ($10,000,000).

     6.            Exhibit D is amended to read as Exhibit D attached hereto.

     7. Unless otherwise defined, all capitalized terms in this Amendment shall be as defined in the Agreement. Except as amended, the Agreement remains in full force and effect.

     8. Borrower represents and warrants that the Representations and Warranties contained in the Agreement are true and correct as of the date of this Amendment, and that no Event of Default has occurred and is continuing.

     9. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

     10. As a condition to the effectiveness of this Amendment, Bank shall receive a non-refundable loan fee of Seven Thousand Five Hundred Dollars ($7,500) plus an amount equal to the Bank Expenses incurred in connection with this Amendment.

     IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the first date above written.

                   WORLDTALK CORPORATION
                   By
                     -------------------
                   Title
                        ----------------

                   GENERAL BANK
                   By
                     -------------------
                   Title
                        ----------------



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                                    EXHIBIT D
                             COMPLIANCE CERTIFICATE

TO:               GENERAL BANK

FROM:             WORLDTALK CORPORATION

         The undersigned authorized officer of Worldtalk Corporation hereby certifies that in accordance with the terms and conditions of the Loan and Security Agreement between Borrower and Bank (the "Agreement"), (i) Borrower is in complete compliance for the period ending _____________ with all required covenants except as noted below and (ii) all representations and warranties of Borrower stated in the Agreement are true and correct in all material respects as of the date hereof. Attached herewith are the required documents supporting the above certification. The Officer further certifies that these are prepared in accordance with Generally Accepted Accounting Principles (GAAP) and are consistently applied from one period to the next except as explained in an accompanying letter or footnotes.

         PLEASE INDICATE COMPLIANCE STATUS BY CIRCLING YES/NO UNDER "COMPLIES" COLUMN.

  REPORTING COVENANT                      REQUIRED                                   COMPLIES
  ------------------                      --------                                   --------
  Quarterly financial statements          Quarterly within 30 days                   Yes   No
  Annual (CPA Audited)                    FYE within 90 days                         Yes   No
  A/R & A/P Agings                        Monthly within 30 days                     Yes   No
  A/R Audit                               Initial and Semi-Annual                    Yes   No

  FINANCIAL COVENANT                      REQUIRED                   ACTUAL          COMPLIES
  ------------------                      --------                   ------          --------
  Maintain on a Monthly Basis:
  Minimum Quick Ratio                     1.0:1.0                    _____:1.0       Yes   No
  Minimum Tangible Net Worth + Sub Debt   $10,000,000                $________       Yes   No
  Maximum Debt/Tangible Net Worth         2.0:1.0                    _____:1.0       Yes   No

COMMENTS REGARDING EXCEPTIONS:  See Attached.

Sincerely,

SIGNATURE
TITLE
DATE



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                         CORPORATE RESOLUTIONS TO BORROW

BORROWER:         WORLDTALK CORPORATION

         I, the undersigned Secretary or Assistant Secretary of Worldtalk Corporation (the "Corporation"), HEREBY CERTIFY that the Corporation is organized and existing under and by virtue of the laws of the State of _______________.

         I FURTHER CERTIFY that attached hereto as Attachments 1 and 2 are true and complete copies of the Certificate of Incorporation and Bylaws of the Corporation, each of which is in full force and effect on the date hereof.

         I FURTHER CERTIFY that at a meeting of the Directors of the Corporation, duly called and held, at which a quorum was present and voting (or by other duly authorized corporate action in lieu of a meeting), the following resolutions were adopted.

         BE IT RESOLVED, that ANY ONE (1) of the following named officers, employees, or agents of this Corporation, whose actual signatures are shown below:

    NAMES                      POSITIONS               ACTUAL SIGNATURES
    --------------------------------------------------------------------

acting for an on behalf of this Corporation and as its act and deed be, and they hereby are, authorized and empowered:

         BORROW MONEY. To borrow from time to time from General Bank ("Bank"), on such terms as may be agreed upon between the officers, employees, or agents and Bank, such sum or sums of money as in their judgment should be borrowed, without limitation, including such sums as are specified in that certain Amendment to Loan and Security Agreement dated as of January 9, 1997 (the "Loan Agreement").

         EXECUTE NOTES. To execute and deliver to Bank the promissory note or notes of the Corporation, on Lender's forms, at such rates of interest and on such terms as may be agreed upon, evidencing the sums of money so borrowed or any indebtedness of the Corporation to Bank, and also to execute and deliver to Lender one or more renewals, extensions, modifications, refinancings, consolidations, or substitutions for one or more of the notes, or any portion of the notes.

         GRANT SECURITY. To grant a security interest to Bank in the Collateral described in the Loan Agreement, which security interest shall secure all of the Corporation's Obligations, as described in the Loan Agreement.

         NEGOTIATE ITEMS. To draw, endorse, and discount with Bank all drafts, trade acceptances, promissory notes, or other evidences of indebtedness payable to or belonging to the Corporation or in which the Corporation may have an interest, and either to receive cash for the same or to cause such proceeds to be credited to the account of the Corporation with Bank, or to cause such other disposition of the proceeds derived therefrom as they may deem advisable.

         LETTERS OF CREDIT; FOREIGN EXCHANGE. To execute letters of credit applications, foreign exchange agreements and other related documents pertaining to Bank's issuance of letters of credit and foreign exchange contracts.

         ISSUE WARRANTS. To issue warrants to purchase the Corporation's capital stock, for such series and number, and on such terms, as an officer of the Corporation shall deem appropriate.

         FURTHER ACTS. In the case of lines of credit, to designate additional or alternate individuals as being authorized to request advances thereunder, and in all cases, to do and perform such other acts and things, to pay any and all fees and costs, and to execute and deliver such other documents and agreements as they may in their discretion deem reasonably necessary or proper in order to carry into effect the provisions of these Resolutions.



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         BE IT FURTHER RESOLVED, that any and all acts authorized pursuant to these resolutions and performed prior to the passage of these resolutions are hereby ratified and approved, that these Resolutions shall remain in full force and effect and Bank may rely on these Resolutions until written notice of their revocation shall have been delivered to and received by Bank. Any such notice shall not affect any of the Corporation's agreements or commitments in effect at the time notice is given.

         I FURTHER CERTIFY that the officers, employees, and agents named above are duly elected, appointed, or employed by or for the Corporation, as the case may be, and occupy the positions set forth opposite their respective names; that the foregoing Resolutions now stand of record on the books of the Corporation; and that the Resolutions are in full force and effect and have not been modified or revoked in any manner whatsoever.

         IN WITNESS WHEREOF, I have hereunto set my hand on January 9, 1997 and attest that the signatures set opposite the names listed above are their genuine signatures.

                  CERTIFIED TO AND ATTESTED BY:

                  X



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